UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Chemung Financial Corporation
(Exact name of registrant as specified in its charter)

New York	16-1237038
(State of Incorporation or Organization)	(IRS Employer Identification No.)

One Chemung Canal Plaza
PO Box 1522
Elmira, New York 14902
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
The title each Class to be Registered	Each Class is to be Registered

Common Stock,	The NASDAQ Stock Market, LLC
par value $0.01 per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-171504

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The description of the Common Stock being registered hereby is set forth under: (a) “Description of Capital Stock of Chemung Financial-Common Stock” and “Certificate of Incorporation and Bylaws of Chemung Financial; Certain Anti-Takeover Restrictions” in the Prospectus included in the Registration Statement on Form S-4 (No. 333-171504) of Chemung Financial Corporation as filed with the Securities and Exchange Commission (the “Commission”) on January 3, 2011; and (b) “Description of Capital Stock of Chemung Financial-Common Stock” and “Certificate of Incorporation and Bylaws of Chemung Financial; Certain Anti-Takeover Restrictions” in the final Prospectus Supplement as filed with the Commission on February 14, 2011, pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2.	Exhibits

3.1(i)     Certificate of Incorporation of Chemung Financial Corporation dated December 20, 1984. Filed as Exhibit 3.1 to Registrant's Form 10-K for the year ended December 31, 2007 filed with the Commission on March 13, 2008 and incorporated herein by reference.

3.1(i)     Certificate of Amendment to the Certificate of Incorporation of Chemung Financial Corporation dated March 28, 1988. Filed as Exhibit 3.1 to Registrant's Form 10-K for the year ended December 31, 2007 filed with the Commission on March 13, 2008 and incorporated herein by reference.

3.1(i)     Certificate of Amendment to the Certificate of Incorporation of Chemung Financial Corporation dated May 13, 1998. Filed as Exhibit 3.4 to Registrant's Form 10-K for the year ended December 31, 2005 filed with the Commission (File No. 0-13888) on March 15, 2006 and incorporated herein by reference.

Signature

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHEMUNG FINANCIAL CORPORATION

November 15, 2012	/s/ Ronald M. Bentley
Ronald M. Bentley President and Chief Executive Officer

Instructions As To Exhibits

If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.